UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2006

SPARTAN STORES, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of principal executive offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry Into a Material Definitive Agreement

          Spartan Stores, Inc. (the "Company") believes that attracting and retaining highly qualified and experienced independent directors is essential to corporate governance. The Company maintains a director compensation program that is designed to provide appropriate compensation to directors for their time, efforts, and contributions to the Company, and to properly align the interests of the directors and the Company's shareholders. The Board of Directors reviews the compensation program from time to time and makes appropriate changes to further the goals of the program. On August 16, 2006, the Board of Directors made changes to compensation payable to non-executive directors serving on the Board as described below. These are the first changes to the director compensation program since 2004.

          The Board authorized an increase in the annual retainer for directors from $25,000 to $30,000, effective October 1, 2006. In addition, the Board increased the value of the annual equity grant from $20,000 to $50,000, beginning May 2007. Under the new director compensation policy, equity grants will be made in the same form and percentage mix of stock options, restricted stock, or other equity awards as made to executive officers. Equity grants to directors have previously been made exclusively in grants of restricted shares of the Company's Common Stock.

          In addition, the Board established a schedule of fees payable to directors for attending meetings of the Board in person or by telephone. The fees are $1,500 per meeting for attendance in person, and $750 for attendance by telephone. Fees for committee meeting attendance and committee chairs were unchanged.

Item 8.01	Other Events

          The Board of Directors believes that each member of the Board should have a meaningful financial investment in the Common Stock of the Company in order to better align the interests of directors with the interests of our shareholders. Accordingly, on August 16, 2006, the Board approved a stock ownership policy for non-executive directors. Under the policy, directors are expected to acquire and continue to hold shares of the Company's Common Stock having an aggregate market value that equals or exceeds five (5) times the rate of the regular annual retainer then in effect for non-employee directors. The rate of regular annual retainer includes the annual board retainer paid in cash, but does not include supplemental retainers paid to committee chairs, meeting attendance fees (if any), or the value of stock options or the issuances of stock (either restricted or outright).

          Each new director is expected to comply with this policy by the end of the fifth year after he or she becomes a director. Each current director is expected to comply with this policy by the end of the fifth year after the effective date of this policy.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 21, 2006	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer